Page 17
                                                                    Exhibit 3(b)

                        NATIONAL SERVICE INDUSTRIES, INC.

                                    BY - LAWS

                     (as amended and restated June 21, 1989
                 and amended March 24, 1998 and January 6, 1999)

                            (A Delaware Corporation)


                                   ARTICLE ONE
                                OFFICES AND AGENT


         1.1 Registered Office and Agent. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is The Corporation Trust Company.

         1.2 Other Offices. In addition to its registered office within the State of Delaware, the Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may, from time to time determine or the business of the Corporation may require or make desirable.


                                   ARTICLE TWO
                             STOCKHOLDERS' MEETINGS


         2.1 Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or, if it fails to act, the Chairman of the Board, or if he fails to act, the President, and shall be stated in the notice of meeting or a duly executed waiver thereof.

         2.2 Quorum, Adjournment. The holders of one-third of the voting power of the stock of the Corporation issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law or by the Corporation's Restated Certificate of Incorporation, as amended from time to time ("Certificate of Incorporation"). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Page 18
                                                                    Exhibit 3(b)

         2.3 Conduct of Meetings. At each meeting of stockholders, the Chairman of the Board shall act as chairman of the meeting. In the absence or inability or refusal to act of the Chairman of the Board, the Vice Chairman of the Board, or if a Vice Chairman has not been elected, the President, shall act as chairman of the meeting. The Secretary or, in his absence, inability or refusal to act, such person as the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

         2.4 Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         2.5 Voting. Except as otherwise provided by statute or the Corporation's Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the list of stockholders of the Corporation on the record date fixed as provided in these By-Laws, as amended from time to time ("By-Laws"). Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or in the Corporation's Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         2.6 List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the Secretary at least ten days before every meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.7 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each

                                                                         Page 19
                                                                    Exhibit 3(b)

inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

         2.8 Annual meeting. The Annual Meeting of the Stockholders of the Corporation ("Annual Meeting") shall be held at such time and on such date as shall be designated by the Board of Directors and stated in the notice of meeting. At such meeting, the stockholders shall elect directors as provided in the Corporation's Certificate of Incorporation and By-Laws and shall transact such other business as may properly come before the meeting.

         2.9 Notice of Annual Meeting. Except as otherwise expressly required by statute, written notice of the Annual Meeting stating the date, place and time of the meeting shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the date of the meeting. Notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice of any meeting shall not be required to be given to any person (i) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an Annual Meeting need be specified in any written waiver of notice.

         2.10 Notice of Stockholder Proposals. (a) At an Annual Meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the Annual Meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section of these By-Laws. For a proposal to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the

Page 20
                                                                    Exhibit 3(b)

scheduled Annual Meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

                  (b) If the presiding officer of the Annual Meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the Annual Meeting and any, such proposal shall not be acted upon at the Annual Meeting.

                  (c) This provision shall not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such Annual Meeting unless stated, filed and received as herein provided.

         2.11 Special Meetings. Special meetings of the stockholders ("Special Meetings"), for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all Special Meetings shall be confined to the purposes stated in the notice of meeting.

         2.12 Notice of Special Meetings. Except as otherwise expressly required by statute, written notice of a special meeting, stating the date, time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days prior to the date of the meeting. Notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, a Special Meeting need be specified in any written waiver of notice.

                                                                         Page 21
                                                                    Exhibit 3(b)


                                  ARTICLE THREE
                               BOARD OF DIRECTORS


         3.1 General Powers. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Corporation's
Certificate   of   Incorporation   directed  or  required  to  be  done  by  the
stockholders.

         3.2 Number, Qualification, Term of Office. The number of directors which constitute the entire Board of Directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time, but shall in any event be not less than seven nor more than fifteen. Any decrease in the number of directors shall be effective at the time of the next succeeding Annual Meeting unless there shall be vacancies in the Board of Directors at the time the Board effects such decrease, in which case such decrease may become effective at any time prior to the next succeeding Annual Meeting to the extent of the number of vacancies. Directors need not be stockholders. Except as provided in these By-Laws, directors shall be elected at the Annual Meeting or at a Special Meeting called for such purpose, and each director shall be elected to hold office until a successor shall be elected and qualify.

         3.3 Election of Directors. Nominations for the election of directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an Annual Meeting, ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; and (ii) with respect to an election to be held at a Special Meeting for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The vote necessary to elect directors shall be as set forth in these By-Laws including, without limitation, Section 2.5 hereof, unless otherwise required by the Delaware General Corporation Law.

Page 22
                                                                    Exhibit 3(b)


         3.4 Vacancies. Unless otherwise provided in the Corporation's Certificate of Incorporation (or by resolution of the Board of Directors, any vacancy in the Board of Directors, whether arising from death, resignation, removal, or any other cause, and any newly created directorship resulting from an increase in the number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders. Each director so elected shall hold office until his successor shall have been elected and qualified.

         3.5 Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.6 Committees. (a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  (b) Except to the extent restricted by the Delaware General Corporation Law or the Corporation's Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                  (c) Except to the extent restricted by the Delaware General Corporation Law or the Corporation's Certificate of Incorporation, the Executive Committee, if any, shall, when the Board of Directors is not in session, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock, and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

                                                                         Page 23
                                                                    Exhibit 3(b)


         3.7 Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.


                                  ARTICLE FOUR
                              MEETINGS OF THE BOARD


         4.1 Annual Meeting. The newly elected Board shall meet, immediately after the Annual Meeting at which they were elected, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present.

         4.2 Regular Meetings. Regular meetings of the Board shall be held on the third Wednesday of March, June, September, and December, at 1:00 p.m. at the office of the Corporation in the City of Atlanta, Georgia, unless the Secretary or any Assistant Secretary shall have given notice to each director of some other date, time or place for the meeting. Notice of regular meetings of the Board of Directors need not be given.

         4.3 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President. Notice of any special meeting shall be given to each director at least twelve (12) hours before the meeting by telephone or by being personally delivered or sent by telex, telecopier, or telegraph, or at least three (3) days before the meeting if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopier or telegraph. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two directors.

         4.4 Place of Meetings. Unless otherwise specified in the notice of any meeting, meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

         4.5 Quorum and Manner of Acting. At all meetings of the Board, one-third of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware General Corporation Law or by the Certificate of Incorporation

Page 24
                                                                    Exhibit 3(b)


or by these By-Laws. However, directors attending a meeting at which less than a quorum is present shall have the power to adjourn the meeting. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         4.6 Conduct of Meetings. At each meeting of the Board of Directors, the Chairman of the Board shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, inability or refusal to act, such person as the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

         4.7 Action by Consent. Unless restricted by the Corporation's Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or committee may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

         4.8 Telephonic Meeting. Unless restricted by the Corporation's Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                                  ARTICLE FIVE
                                    OFFICERS


         5.1 Offices. The Board of Directors, at its first meeting after each Annual Meeting of Stockholders, shall elect the officers of the Corporation, which shall include the following: Chairman of the Board; President; one or more Vice Presidents, as the Board of Directors shall designate; Secretary; and Treasurer. The Secretary and the Treasurer may be the same person, and any Vice President may hold at the same time the office of Secretary and/or Treasurer. The Board may elect one or more Assistant Secretaries and one or more Assistant Treasurers as may be necessary or desirable for the business of the Corporation. The Board may also elect from among its members a Vice Chairman of the Board, and from among its members or former members, a Chairman Emeritus. The Board may elect such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         5.2 Designation of Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President of the Corporation as the Chief Executive officer of the Corporation. The Chief

                                                                         Page 25
                                                                    Exhibit 3(b)

Executive  Officer  shall have  authority  over the  business and affairs of the
Corporation  and  over  all  other   officers,   agents  and  employees  of  the
Corporation, subject to the control and direction of the Board of Directors.

         5.3 Designation of Chief Operating Officer. The Board of Directors may designate an officer of the Corporation as the Chief Operating Officer of the Corporation. The Chief Operating Officer, if designated, shall manage and operate the business and affairs of the Corporation, subject to the control and direction of the Board of Directors, and shall report to the Chief Executive Officer.

         5.4 Compensation. The salaries of all officers shall be fixed by or pursuant to the direction of the Board of Directors.

         5.5 Tenure and Removal. Each officer of the Corporation shall hold office until his successor is chosen and qualifies in his stead, or until his death, or until he shall have resigned or been removed, as hereinafter provided in these By-Laws. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors.

         5.6 Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         5.7 Vacancies. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors may fill each such vacancy for the unexpired term in respect of which such vacancy occurred.

         5.8 Chairman of the Board. (a) The Chairman of the Board shall be elected from among the members of the Board of Directors and shall be an officer of the Corporation. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman shall have such powers and duties as an officer of the Corporation as provided by these By-Laws and as the Board of Directors may from time to time prescribe.

                  (b) The Chairman may sign, execute, acknowledge and deliver, in the name and on behalf of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts, documents and instruments, except where the signing thereof shall be expressly and exclusively delegated to some other officer or agent by the Board of Directors or by these By-Laws, or required by law to be otherwise signed or executed.

         5.9 Chairman Emeritus. The Board of Directors may elect a former Chairman of the Board as Chairman Emeritus. The Chairman Emeritus shall be an honorary position, reflecting outstanding service and devotion to the Corporation. The Chairman Emeritus shall advise and consult with the Board of Directors, committees of the Board of Directors, and the President, on matters of interest to the Corporation, and shall perform such other duties as the Board of Directors may from time to time prescribe.

Page 26
                                                                    Exhibit 3(b)


         5.10 Vice Chairman of the Board. The Vice Chairman of the Board, if one shall have been elected from among the members of the Board, shall, in the absence of the Chairman or in the event of the Chairman's refusal or inability to act, preside at all meetings of the Board of Directors and stockholders, and shall perform such other duties as the Board of Directors may from time to time prescribe.

         5.11 President. (a) The President shall have such powers and shall perform such duties as are provided by these By-Laws and as the Board of Directors may from time to time prescribe. The President shall, in the Chairman's absence, inability or refusal to act, perform the duties of the Chairman, other than duties to be performed by the Vice Chairman (if one shall have been elected) as prescribed under or pursuant to these By-Laws. When so acting, the President shall have all of the powers of and be subject to all the restrictions upon the Chairman, including the powers and restrictions applicable to the Chief Executive Officer if the Chairman serves in that capacity.

                  (b) The President may sign, execute, acknowledge and deliver, in the name and on behalf of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts, documents and instruments, except where the signing thereof shall be expressly and exclusively delegated to some other officer or agent by the Board of Directors or by these By-Laws or required by law to be otherwise signed or executed.

         5.12 Vice President. (a) Each Vice President shall have such powers and be required to perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                  *(b) The Board of Directors may designate one or more of the Vice Presidents as Executive Vice President. The Executive Vice President (or, if more than one Executive Vice President has been designated, the Executive Vice President specified by the Board of Directors) shall, in the President's absence, inability or refusal to act, perform all of the duties of the President. When so acting, the Executive Vice President shall have all of the powers of and be subject to all of the restrictions upon the President, including the powers and restrictions applicable to the Chief Executive Officer if the President serves in that capacity.

         5.13 Secretary. (a) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and shall record all votes and the minutes of all such proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Committees of the Board upon requested. He shall be custodian of the records and the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, in accordance with the provisions of these By-Laws and as required by the Delaware General Corporation Law, and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                                                                         Page 27
                                                                    Exhibit 3(b)


                  (b) The Assistant Secretary shall, in the Secretary's absence, inability or refusal to act, perform the duties of the Secretary, and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         5.14 Treasurer. (a) The Treasurer shall have charge and custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements, in books belonging to the Corporation, and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction.

                  (b) The Treasurer shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers therefor, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation and in general, perform all duties incident to the office of the Treasurer and such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                  (c) The Assistant Treasurer shall, in the Treasurer's absence, inability or refusal to act, perform the duties of the Treasurer and shall also perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.


                                   ARTICLE SIX
                     STOCK CERTIFICATES AND TRANSFER THEREOF


         6.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or the Executive Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Page 28
                                                                    Exhibit 3(b)


         6.2 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its record; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         6.3 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         6.4 Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

                  (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  **(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the

                                                                         Page 29
                                                                    Exhibit 3(b)


stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such notice shall specify the action proposed to be consented to by stockholders. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. Such delivery to the Corporation shall be made to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Corporation. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                  In the event of delivery to the Corporation of a written consent or written consents purporting to authorize or take corporate action, and/or related revocation or revocations, (each such written consent and related revocation, individually and collectively, a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consent and shall as soon as practicable thereafter conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent. If after such investigation the Secretary shall determine that the Consent is sufficient and valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

         6.5 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact, in such manner and form as the Board of Directors may from time to time require, in order to obtain issuance of a new certificate in place thereof. The Board of Directors may, at its discretion and as a condition precedent to any such issuance, require any such person to give the Corporation a bond in such sum as it may direct to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Upon compliance with all requirements established by the Board of Directors for any such issuance, a new certificate may be issued.

         6.6 Facsimile Signatures. Any or all of the signatures on a certificate

Page 30
                                                                    Exhibit 3(b)


may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may, be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         6.7 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

         6.8 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.


                                  ARTICLE SEVEN
                               GENERAL PROVISIONS


         7.1 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "DELAWARE."

         7.2 Fiscal Year. The fiscal year shall begin the first day of September in each year.

         7.3 Checks, Notes, Drafts, Etc. All checks, drafts or other demands for the payment of money and notes of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer or officers from time to time designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

         7.4 Execution of Instruments. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         7.5 Dividends and Reserves. Subject to the provisions of statute and the Corporation's Certificate of Incorporation dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of stock of the Corporation.

         7.6 Notice. Whenever under the provisions of these By-Laws written notice is required to be given to any director, officer, or stockholder, it shall not be construed to require personal notice, but unless otherwise provided by these By-Laws, such notice shall be deemed to have been given in writing when deposited in the United States mail, postage prepaid, directed to such stockholder, officer or director at his address as it appears on the records of the Corporation.

                                                                         Page 31
                                                                    Exhibit 3(b)


         7.7 Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more; attorneys or agents are appointed, the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

         7.8 Indemnification. (a) Each director or officer or former director or officer of the Corporation or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, shall be indemnified and held harmless by the Corporation, as hereinafter provided, against any and all liabilities and counsel fees, costs and legal and other expenses (including, without limitation, fines, penalties, judgments and amounts paid in settlement) reasonably incurred by or imposed on him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or any appeal therein, in which he may be or become involved or with which he may be threatened, as a party or otherwise, by reason of his now or hereafter being or having heretofore been a director or officer of the Corporation or of such other corporation, or by reason of his alleged acts or omissions as a director or officer as aforesaid, whether or not he continues to be such at the time such liabilities, fees, costs or expenses shall have been incurred, provided such director or officer shall be indemnified and held harmless against such liabilities, fees, costs and expenses, only if he acted in relation to such matters in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation.

                  (b) In discharging his duty to the Corporation, a director or officer, when acting in good faith, may rely upon financial statements of the Corporation represented to him to be correct by, the officer of the Corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation.

                  (c) Termination of a claim, action or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not of itself create a presumption that a director or officer did not meet the standard of conduct set forth above.

                  (d) The grant of an indemnification provided herein, unless approved by a court in a final adjudication of a claim, action, suit, or proceeding or in connection with a court approved settlement thereof, shall be made pursuant to a direction of the Board of Directors of the Corporation, but may be granted only (i) if the Board of Directors, acting by a quorum consisting

Page 32
                                                                    Exhibit 3(b)


of directors not parties to such claim, action, suit or proceeding, shall have determined that in its opinion the director or officer has met the standard of conduct set forth above or (ii) in the event such a quorum is not obtainable with due diligence, then alternatively if the Board of Directors shall have received the written advice of independent legal counsel selected by it, that in the latter's judgment such applicable standard of conduct has been met. If several claims, issues, matters or actions are involved in the grant of indemnification provided herein, a director or officer may be granted indemnification by the Board of Directors to the extent of that portion of the liabilities, fees, costs and expenses which are allocable to such claims, issues, matters or actions in respect of which it is determined that such director or officer has met the standard of conduct set forth above.

                  (e) Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to indemnification hereunder.

                  (f) The rights to the indemnification provided herein shall inure to the benefit of the heirs, executors, administrators, or legal representatives of the persons covered hereby; shall be in addition to any rights to which any such person may otherwise be entitled by any provision of law, articles of incorporation, by-law, contract, vote of stockholders or otherwise; and shall be in addition to and not in restriction or limitation of any other privilege or power which the Corporation may lawfully exercise with respect to the indemnification or reimbursement of directors, officers and others.

                  (g) If any part of this Section shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

                  (h) The rights of indemnification provided herein shall not arise with respect to conduct subsequent to January 5, 1987, which conduct shall be subject to the indemnification provisions set forth in Article Fifteenth of the Corporation's Certificate of Incorporation.

         7.9 Amendments. These By-Laws may be adopted, amended or repealed (i) by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number, or (ii) by the affirmative vote of the holders of two-thirds of the voting power of all of the outstanding shares of capital stock of the Corporation at any regular or special meeting of stockholders if notice of the proposed amendment is contained in the notice of the meeting or waived by all of the stockholders entitled to vote.



*   Paragraph 5.12(b), as amended March 24, 1998.
** Paragraph 6.4, as amended to add subsection (c) January 6, 1999.